ASSIGNMENT OF OVERRIDING ROYALTY INTEREST
                    -----------------------------------------

STATE  OF  OKLAHOMA               }
                            }     KNOW ALL MEN BY THESE PRESENTS
COUNTY  OF  ________              }

     FOR VALUE RECEIVED, ANADARKO PETROSEARCH, L.L.C., A TEXAS LIMITED LIABILITY COMPANY, 4801 Woodway Drive, Suite 300E, Houston, Texas 77056 ("Assignor") hereby GRANTS, SELLS, ASSIGNS and CONVEYS UNTO FORTUNA ENERGY, L.P., P. O. Box 9109, Newport Beach, California 92658 ("Assignee"), an overriding royalty interest equal to one percent (1.0% of 8/8ths) in the oil, gas, sulfur, associated liquid and liquifiable hydrocarbons produced, saved and sold under the terms of and by virtue of the Oil and Gas Leases and lands more particularly described in Exhibit "A" attached hereto ("the Leases"), such production to be delivered at the wells or to the credit of Assignee into the pipeline or pipelines to which the wells may be connected with respect to oil, or to be delivered as Assignee's share of the net amount received from all sales with respect to gas, casinghead gas or sulfur.

     The overriding royalty interest shall be charged with its proportionate part of any and all taxes levied or assessed against production. The overriding royalty interest herein assigned is further expressly made subject to the pooling and unitization provisions contained in the Leases and Assignor, its successors and assigns, shall have the right and power to pool or unitize such overriding royalty interest with other lands, leases mineral or royalty rights or other interests in production without the further consent of Assignee, all in accordance with and to the same extent as the landowner's royalty may be pooled or unitized under the terms of the Leases.

     TO HAVE AND TO HOLD as of the Effective Date hereof all and singular the interests in the Leases and production, assigned herein unto Assignee, its heirs, representatives, successors and assigns forever. This Assignment is made without warranties of title, express or implied.

     DATED effective as of October 15, 2004.

                                          ANADARKO  PETROSEARCH,  L.L.C.


                                          By:  /s/  Bradley  J.  Simmons
                                             -----------------------------------
                                             Bradley  J.  Simmons,  Manager


STATE  OF  TEXAS            }
                            }
COUNTY  OF  HARRIS          }

     This instrument was acknowledged before me on this the ___ day of October, 2004, by Bradley J. Simmons, Manager of Anadarko Petrosearch, L.L.C., a Texas limited liability company, on behalf of said company.



                         ----------------------------------------
                         Notary Public, State of Texas